Exhibit 4.1

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”) is made as of December 6, 2021 by and between Jupiter Wellness Acquisition Corp., a Delaware company with offices at 1061 E. Indiantown Road, Suite 110, Jupiter, Florida 33477 (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, with offices at 6201 15th Avenue, Brooklyn, NY 11219 (“Rights Agent”).

WHEREAS, the Company is engaged in an initial public offering (the “Public Offering”) of units of the Company’s equity securities (the “Public Units” and, together with the Private Placement Units (as defined below) and the Working Capital Units (as defined below), the “Units”) to I-Bankers Securities, Inc. (the “Representative”), as representative of the several underwriters (the “Underwriters”), each such Unit comprised of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”) and one right to receive one-eighth (1/8) of one share of Common Stock (the “Public Rights” and, together with the Private Placement Rights (as defined below) and the Working Capital Rights (as defined below), the “Rights”) upon the occurrence of an Exchange Event (defined below), and in connection therewith, the Company has determined to issue and deliver up to 13,800,000 Public Rights (including up to 1,800,000 Public Rights subject to the over-allotment option) to public investors in the Public Offering; and

WHEREAS, on December 6, 2021 the Company entered into that certain Unit Subscription Agreements, with Jupiter Wellness Sponsor LLC, a Delaware limited liability company (“Sponsor”) and the Representative, pursuant to which Sponsor and the Representative will purchase an aggregate of up to 575,000 Units (or up to 629,000 Units if the over-allotment option is exercised) simultaneously with the closing of the Public Offering (and the closing of the over-allotment option, if applicable), bearing the legend set forth in Exhibit B hereto (“Private Placement Units”), such Private Placement Units containing 575,000 Rights (or up to 629,000 Rights if the over-allotment option is exercised in full) (such Rights, collectively, the “Private Placement Rights”);

WHEREAS, in order to finance the Company’s transaction costs in connection with an initial business combination (the “Business Combination”), the Sponsor or affiliates of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as the Company may require, of which up to $1,500,000 may be convertible into up to an additional 150,000 Units, bearing the legend set forth in Exhibit B hereto (“Working Capital Units”), of the post Business Combination entity at a price of $10.00 per Working Capital Unit, and in connection therewith, will issue and deliver up to an aggregate of 150,000 Rights (“Working Capital Rights”);

WHEREAS, the Company has filed with the Securities and Exchange Commission registration statement on Form S-1, File No. 333-260667 (the “Registration Statement”), and the prospectus forming a part thereof (collectively, the “Prospectus”), for the registration under the Securities Act of 1933, as amended, of the Public Units and each of the securities comprising the Public Units, and the shares of Common Stock underlying the Public Rights; and

WHEREAS, the Company desires the Rights Agent to act on behalf of the Company, and the Rights Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of the Rights; and

WHEREAS, the Company desires to provide for the form and provisions of the Rights, the terms upon which they shall be issued, and the respective rights, limitation of rights, and immunities of the Company, the Rights Agent, and the holders of the Rights; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Rights, when executed on behalf of the Company and countersigned by or on behalf of the Rights Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

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NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company for the Rights, and the Rights Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

 2. Rights.

2.1. Form of Right. Each Right shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board or Chief Executive Officer and the Secretary of the Company and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Right shall have ceased to serve in the capacity in which such person signed the Right before such Right is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2. Effect of Countersignature. Unless and until countersigned by the Rights Agent pursuant to this Agreement, a Right shall be invalid and of no effect and may not be exchanged for shares of Common Stock.

2.3. Registration.

2.3.1. Right Register. The Rights Agent shall maintain books (“Right Register”) for the registration of original issuance and the registration of transfer of the Rights. Upon the initial issuance of the Rights, the Rights Agent shall issue and register the Rights in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Rights Agent by the Company.

2.3.2. Registered Holder. Prior to due presentment for registration of transfer of any Right, the Company and the Rights Agent may deem and treat the person in whose name such Right shall be registered upon the Right Register (“registered holder”) as the absolute owner of such Right and of each Right represented thereby (notwithstanding any notation of ownership or other writing on the Right Certificate made by anyone other than the Company or the Rights Agent), for the purpose of the exchange thereof, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

2.4. Detachability of Rights. The securities comprising the Public Units, including the Public Rights, will begin to trade separately on (i) the 52nd day after the effectiveness of the Registration Statement, or (ii) such earlier date as the Representative shall determine is acceptable (the “Detachment Date”). In no event will separate trading of the securities comprising the Public Units commence until the Company (i) files a Current Report on Form 8-K with the SEC including an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Public Offering and (ii) issues a press release announcing when such separate trading will begin.

Upon the Detachment Date, the Public Units will no longer trade, and each holder of Public Units will become, without any action by such holder, the holder of that number of shares of Common Stock and Public Rights comprising the Public Units held by such holder.

2.5. Private Placement Rights and Working Capital Rights. The Private Placement Rights and Working Capital Rights shall be identical to the Public Rights, except that so long as they are held by the Sponsor or any of its Permitted Transferees (as defined below) the Private Placement Rights and Working Capital Rights may not be transferred, assigned or sold until thirty (30) days after the completion by the Company of the Business Combination; provided, however, that the Private Placement Rights, the Working Capital Rights and any shares of Common Stock held by the Sponsor or any Permitted Transferees, as applicable, and issued upon conversion of the Private Placement Rights and Working Capital Rights may be transferred by the holders thereof:

(a)	to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any of its affiliates;

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(b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual;

(d) in the case of an individual, transfers pursuant to a qualified domestic relations order;

(e) transfers by private sales or transfers made in connection with the consummation of the Business Combination at prices no greater than the price at which the securities were originally purchased;

(f) transfers in the event of the Company’s liquidation prior to the completion of the Business Combination;

(g) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor;

(h) in the event of the Company’s completion of a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of the Business Combination;

provided, however, that in the case of clauses (a) through (e) or (g) these permitted transferees (the “Permitted Transferees”) must enter into a written agreement(s) with the Company agreeing to be bound by the transfer and other restrictions in this Agreement and any other agreements between the transferor and the Company relating to those Private Placement Rights or Working Capital Rights.

3. Terms and Exchange of Rights

3.1. Rights. Except in cases where the Company is not the surviving entity after the occurrence of an Exchange Event, each holder of a Right shall automatically receive one-eighth (1/8) of one share of Common Stock upon the occurrence of an Exchange Event. No additional consideration shall be paid by a holder of Rights in order to receive his, her or its shares of Common Stock upon an Exchange Event, as the purchase price for such shares of Common Stock has been included in the purchase price for the Units. In no event will the Company be required to net cash settle the Rights or issue fractional shares of Common Stock. The provisions of this Section 3.1 may not be modified, amended or deleted without the prior written consent of the Representative.

3.2. Exchange Event. An “Exchange Event” shall occur upon the Company’s consummation of an initial Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation).

3.3. Exchange of Rights.

3.3.1. Issuance of Common Stock. With respect to the Public Rights, upon the occurrence of an Exchange Event, the Company shall issue to each registered holder of the Public Rights the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it and issue to such registered holder(s) a certificate or book-entry position for the such shares. With respect to the Private Placement Rights or Working Capital Rights, as soon as practicable upon the occurrence of an Exchange Event, the Company shall direct holders of the Private Placement Rights or Working Capital Rights to return their Rights Certificates to the Rights Agent. With respect to the Private Placement Rights or Working Capital Rights, upon receipt of a valid Rights Certificate, the Company shall make (or cause to be made) entries in its Register of Members of the Company and issue to the registered holder of such Private Placement Rights or Working Capital Rights a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it. The Company shall not issue fractional shares upon exchange of Rights. At the time of an Exchange Event, the Company will either instruct the Rights Agent to round down to the nearest whole share of Common Stock or otherwise inform it how fractional shares will be addressed in accordance with Delaware law.

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3.3.2. Valid Issuance. All shares of Common Stock issued upon an Exchange Event in conformity with this Agreement and the Amended and Restated Certificate of Incorporation of the Company shall be validly issued, fully paid and non-assessable.

3.3.3. Date of Issuance. Each person in whose name any such certificate or book-entry position for Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date of the Exchange Event, irrespective of the date of delivery of such certificate or entry of position.

3.3.4 Company Not Surviving Following Exchange Event. Upon an Exchange Event in which the Company does not continue as the surviving entity, each holder of a Public Right will automatically receive the one-tenth (1/10) of a share of Common Stock underlying each Right (without paying any additional consideration) upon the occurrence of an Exchange Event. Each holder of a Private Placement Right or Working Capital Right will be required to indicate his, her or its election to convert the Private Placement Rights or Working Capital Rights into the underlying shares of Common Stock as well as to return the original certificates evidencing the Private Placement Rights or Working Capital Rights, if any, to the Company.

3.5 Duration of Rights. If an Exchange Event does not occur within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, the Rights shall expire and shall be worthless.

4. Transfer and Exchange of Rights.

4.1. Registration of Transfer. The Rights Agent shall register the transfer, from time to time, of any outstanding Right upon the Right Register, upon surrender of such Right for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Right representing an equal aggregate number of Rights shall be issued and the old Right shall be cancelled by the Rights Agent. The Rights so cancelled shall be delivered by the Rights Agent to the Company from time to time upon request.

4.2. Procedure for Surrender of Rights. Rights may be surrendered to the Rights Agent, together with a written request for exchange or transfer, and thereupon the Rights Agent shall issue in exchange therefor one or more new Rights as requested by the registered holder of the Rights so surrendered, representing an equal aggregate number of Rights; provided, however, that in the event that a Right surrendered for transfer bears a restrictive legend (as in the case of the Private Placement Rights and Working Capital Rights), the Rights Agent shall not cancel such Right and issue new Rights in exchange therefor until the Rights Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Rights must also bear a restrictive legend.

4.3. Fractional Rights. The Rights Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Right Certificate for a fraction of a Right.

4.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Rights.

4.5. Right Execution and Countersignature. The Rights Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Rights required to be issued pursuant to the provisions of this Section 4, and the Company, whenever required by the Rights Agent, will supply the Rights Agent with Rights duly executed on behalf of the Company for such purpose.

5. Other Provisions Relating to Rights of Holders of Rights.

5.1. No Rights as Shareholder. Until exchange of a Right for Common Stock as provided for herein, a Right does not entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

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5.2. Lost, Stolen, Mutilated, or Destroyed Rights. If any Right is lost, stolen, mutilated, or destroyed, the Company and the Rights Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Right, include the surrender thereof), issue a new Right of like denomination, tenor, and date as the Right so lost, stolen, mutilated, or destroyed. Any such new Right shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Right shall be at any time enforceable by anyone.

5.3. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exchange of all outstanding Rights issued pursuant to this Agreement.

5.4. Adjustments to Conversion Ratios. The number of shares of Common Stock that the holders of Rights are entitled to receive as a result of the occurrence of an Exchange Event shall be equitably adjusted to reflect appropriately the effect of any share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the shares of Common Stock occurring on or after the date hereof and prior to the Exchange Event.

6. Concerning the Rights Agent and Other Matters.

6.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Rights Agent in respect of the issuance or delivery of shares of Common Stock upon the exchange of Rights, but the Company shall not be obligated to pay any transfer taxes in respect of the Rights or such shares.

6.2. Resignation, Consolidation, or Merger of Rights Agent.

6.2.1. Appointment of Successor Rights Agent. The Rights Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Rights Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Rights Agent in place of the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Rights Agent or by the holder of the Right (who shall, with such notice, submit his, her or its Right for inspection by the Company), then the holder of any Right may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Rights Agent at the Company’s cost. Any successor Rights Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Rights Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Rights Agent with like effect as if originally named as Rights Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Rights Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Rights Agent all the authority, powers, and rights of such predecessor Rights Agent hereunder; and upon request of any successor Rights Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Rights Agent all such authority, powers, rights, immunities, duties, and obligations.

6.2.2. Notice of Successor Rights Agent. In the event a successor Rights Agent shall be appointed, the Company shall give notice thereof to the predecessor Rights Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

6.2.3. Merger or Consolidation of Rights Agent. Any corporation into which the Rights Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Rights Agent shall be a party shall be the successor Rights Agent under this Agreement without any further act.

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6.3. Fees and Expenses of Rights Agent.

6.3.1. Remuneration. The Company agrees to pay the Rights Agent reasonable remuneration for its services as such Rights Agent hereunder and will reimburse the Rights Agent upon demand for all expenditures that the Rights Agent may reasonably incur in the execution of its duties hereunder.

6.3.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing of the provisions of this Agreement.

6.4. Liability of Rights Agent.

6.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chief Financial Officer and delivered to the Rights Agent. The Rights Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

6.4.2. Indemnity. The Rights Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. Subject to Section 6.6 below, the Company agrees to indemnify the Rights Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Rights Agent in the execution of this Agreement except as a result of the Rights Agent’s gross negligence, willful misconduct, or bad faith.

6.4.3. Exclusions. The Rights Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Right (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Right or as to whether any shares of Common Stock will when issued be valid and fully paid and non-assessable.

6.5. Acceptance of Agency. The Rights Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

6.6 Waiver. The Rights Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Rights Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

7. Miscellaneous Provisions.

7.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

7.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent), as follows:

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Jupiter Wellness Acquisition Corp.

1061 E. Indiantown Road, Suite 110

Jupiter, Florida 33477

Attention: Brian S. John, Chief Executive Officer

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Right or by the Company to or on the Rights Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company), as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219
Attention: Relationship Management

7.3. Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Rights shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act of 1934, as amended, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

Any person or entity purchasing or otherwise acquiring any interest in the Rights shall be deemed to have notice of and to have consented to the forum provisions in this Section 7.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “Foreign Action”) in the name of any Right holder, such Right holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “Enforcement Action”), and (y) having service of process made upon such Right holder in any Enforcement Action by service upon such Right holder’s counsel in the Foreign Action as agent for such Right holder.

7.4. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Rights and, for the purposes of Sections 3.1, 7.4 and 7.8 hereof, the Representative, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Representative shall be deemed to be a third-party beneficiary of this Agreement with respect to Sections 3.1, 7.4 and 7.8 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Representative with respect to the Sections 3.1, 7.4 and 7.8 hereof) and their successors and assigns and of the registered holders of the Rights. The provisions of this Section 7.4 may not be modified, amended or deleted without the prior written consent of the Representative.

7.5. Examination of the Right Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Rights Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Right. The Rights Agent may require any such holder to submit his, her or its Right for inspection by it.

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7.6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.7. Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

7.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable. All other modifications or amendments shall require the written consent or vote of the registered holders of a majority of the then outstanding Public Rights or the Working Capital Rights and, with respect to any amendment that solely affects the terms of the Private Placement Rights, the Working Capital Rights or any provision of this Agreement solely with respect to the Private Placement Rights or the Working Capital Rights, at least a majority of the number of then-outstanding Private Placement Rights or the Working Capital Rights. The provisions of this Section 7.8 may not be modified, amended or deleted without the prior written consent of the Representative.

7.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

JUPITER WELLNESS ACQUISITION CORP.

By:	/s/ Brian S. John
Name: Brian S. John
Title: Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Barbara Robbins
Name: Barbara Robbins
Title: Senior Vice President

[Signature Page to Rights Agreement]

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EXHIBIT A

Form of Right

NUMBER	RIGHTS

R ______

JUPITER WELLNESS ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

RIGHT

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 48208E 116

This Certifies that                                                                                                           is the registered holder of a right or rights (the “Right”) to automatically receive one-tenth of an common stock, par value US$0.0001 per share, of Jupiter Wellness Acquisition Corp., a Delaware corporation (the “Company”) for each Right evidenced by this Right Certificate on the Company's completion of an initial business combination (as defined in the prospectus relating to the Company's initial public offering (“Prospectus”)) upon surrender of this Right Certificate pursuant to the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC. In no event will the Company be required to net cash settle any Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Certificate of Incorporation, the Right(s) shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company's trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of American Stock Transfer & Trust Company, LLC, the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge.

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Holders of Rights are not entitled to any of the rights of a shareholder of the Company.

This Right shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Dated:

CHIEF EXECUTIVE OFFICER	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT -	as tenants by the entireties		(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		under U.S. Uniform Gifts to Minors
Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

JUPITER WELLNESS ACQUISITION CORP.

The Company will furnish without charge to each security holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity securities or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Rights Agreement, and all amendments thereto, to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

____________________________________________________________________________________ Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________Attorney to transfer the said rights on the books of the within named Company will full power of substitution in the premises.

Dated
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust fund (as defined in the Prospectus).

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EXHIBIT B

Legend

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG JUPITER WELLNESS ACQUISITION CORP. (THE “COMPANY”), JUPITER WELLNESS SPONSOR LLC AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN THE RIGHTS AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

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